Exhibit 99.1

Mr. Cooper Group to Acquire Home Point Capital for $324 Million in Cash

  Acquisition of $84 billion servicing portfolio expected to contribute to Mr. Cooper’s return on equity with estimated 10% accretion to operating earnings in first year
  Tangible book value accretive by ~$1/share at closing
  Funded in part with assumption of Home Point Capital $500 million 5% senior notes due 2026
  Home Point operations to be shut down after closing

DALLAS--(BUSINESS WIRE)--May 10, 2023--Mr. Cooper Group Inc. (“Mr. Cooper”) and Home Point Capital Inc. (“Home Point”), announced today the signing of a definitive agreement for Mr. Cooper to acquire all outstanding shares of Home Point for approximately $324 million in cash. As part of the transaction, Mr. Cooper will assume $500 million in outstanding Home Point 5% senior notes which are due in February 2026. The transaction is expected to close in the third quarter of 2023, subject to customary closing conditions including receipt of regulatory approvals. Following the onboarding of Home Point customers and the closing of the transaction, Mr. Cooper will shut down the remaining Home Point operations.

Mr. Cooper’s Chairman and CEO Jay Bray commented, “This acquisition is consistent with our strategy of growing our customer base, deploying our capital with a focus on attractive risk-adjusted returns, and maintaining a very strong balance sheet. Home Point has amassed an impressive servicing portfolio, consisting of conventional loans to borrowers with high FICO scores, low coupons, and strong equity cushions. We look forward to welcoming these customers to Mr. Cooper and providing them with a high-quality, personalized, and friction-free experience.”

Kurt Johnson, Mr. Cooper’s CFO added, “Thanks to our strong operations and technology, we have the capacity to onboard this portfolio, with a focus on ensuring a positive customer experience. The senior notes we’re assuming from Home Point serve as a low-cost source of funding and contribute to an attractive rate of return on this transaction.”

Wachtell, Lipton, Rosen & Katz and Simpson Thacher & Bartlett LLP acted as legal advisors to Mr. Cooper. Kirkland & Ellis acted as legal advisor to Home Point and Houlihan Lokey acted as financial advisor to Home Point.

Cautions Regarding Forward Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will” and other similar words or expressions. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: the possibility that regulatory and other approvals and conditions to the transactions contemplated by the definitive agreement (the “proposed transactions”) are not received or satisfied on a timely basis or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; the possibility that Mr. Cooper may not fully realize the projected benefits of the proposed transactions; the possibility that Mr. Cooper and Home Point will not be integrated successfully; changes in the anticipated timing for closing the proposed transactions; business disruption during the pendency of or following the proposed transactions; diversion of management time from ongoing business operations due to the proposed transactions; the risk that any announcements relating to the proposed transactions could have adverse effects on the market price of Mr. Cooper’s common stock; the risk that the proposed transactions and its announcement could have an adverse effect on the ability of Mr. Cooper to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; the risk of any unexpected costs or expenses resulting from the proposed transactions; and the risk of litigation and/or regulatory actions related to the proposed transactions. In addition, actual results are subject to other risks and uncertainties that relate more broadly to Mr. Cooper’s overall business, including those more fully described in Mr. Cooper’s filings with the Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent quarterly reports on Form 10-Q. The forward-looking statements in this press release speak only as of this date. Mr. Cooper undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law.

Additional Information and Where to Find It

The tender offer referenced in this press release has not yet commenced. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the tender offer materials that Mr. Cooper, Home Point, or Heisman Merger Sub, Inc. (“Merger Sub”) will file with the SEC. The solicitation and offer to buy Home Point stock will only be made pursuant to an Offer to Purchase and related tender offer materials that Mr. Cooper intends to file with the SEC. At the time the tender offer is commenced, Mr. Cooper and Merger Sub will file a Tender Offer Statement on Schedule TO and thereafter Home Point will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.

HOME POINT’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF HOME POINT SECURITIES AND OTHER INVESTORS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING WITH RESPECT TO THE TENDER OFFER, OR, IF APPLICABLE, VOTING ON THE TRANSACTION.

The Offer to Purchase, the related Letter of Transmittal, certain other tender offer documents, as well as the Solicitation/Recommendation Statement will be made available to all stockholders of Home Point at no expense to them and will also be made available for free at the SEC’s website at www.sec.gov . Additional copies may be obtained for free by contacting either Mr. Cooper or Home Point. Copies of the documents filed with the SEC by Mr. Cooper will be available free of charge on Mr. Cooper’s website at www.investors.mrcoopergroup.com or upon written request to Mr. Cooper, at 8950 Cypress Waters Boulevard, Coppell, Texas 75019, Attention: Corporate Secretary. Copies of the documents filed with the SEC by Home Point will be available free of charge on Home Point’s website at www.investors.homepoint.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, and if applicable, the proxy statement, Mr. Cooper and Home Point each file annual, quarterly and current reports, proxy statements and other information with the SEC. Mr. Cooper and Home Point’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

About Mr. Cooper Group

Mr. Cooper Group Inc. (NASDAQ: COOP) provides customer-centric servicing, origination and transaction-based services related principally to single-family residences throughout the United States with operations under its primary brands: Mr. Cooper® and Xome®. Mr. Cooper is one of the largest home loan servicers in the country focused on delivering a variety of servicing and lending products, services and technologies.

About Home Point Capital

Home Point Capital (NASDAQ: HMPT), together with its subsidiaries, operates as a single-family residential mortgage servicer and mortgage servicing rights (MSR) asset manager across the United States.

Contacts

Media Inquiries:
Christen Reyenga, VP Corporate Communications
MediaRelations@mrcooper.com

Shareholder Inquiries:
Kenneth Posner, SVP Strategic Planning and Investor Relations
Shareholders@mrcooper.com

Home Point Capital Inc.
Investor Relations:
investor@hpfc.com